Exhibit 99.01

Keynote Systems, Inc. 777 Mariners Island Blvd. San Mateo, CA 94404 Phone (650) 403-2400 Fax (650) 403-5500

PRESS RELEASE

Contacts:

Public Relations Dan Berkowitz Keynote Systems, Inc. (650) 403-3305 dberkowitz@keynote.com	Investor Relations Erin Kasenchak Keynote Systems, Inc. (650) 403-3314 erin.kasenchak@keynote.com

Keynote Announces Third Quarter

Fiscal Year 2004 Financial Results

•	Diluted EPS of $0.07 Exceeds First Call Consensus Estimates for the Quarter

•	Revenue of $10.7 Million up 14% Compared to the Same Quarter Last Fiscal Year and Exceeds First Call Consensus Estimates for the Quarter

•	Performance Management Solutions Revenue Up 68% Compared to the Same Quarter Last Fiscal Year

•	Fourth Consecutive Quarter of Income from Operations and Net Income

•	Tenth Consecutive Quarter of Positive Cash Flow from Operations

SAN MATEO, California – July 26, 2004 – Keynote Systems, Inc. (Nasdaq: KEYN), today announced financial results for its third fiscal quarter ended June 30, 2004.

Revenue for the third quarter of fiscal year 2004 was $10.7 million, a 9% increase compared to the preceding quarter and a 14% increase compared to the third quarter of fiscal year 2003. Net income for the third quarter of fiscal year 2004 was $1.5 million, or $0.07 per diluted share, compared to net income of $1.2 million, or $0.06 per diluted share, for the preceding quarter, and a net loss of $1.3 million, or $0.06 per share, for the third quarter a year ago.

Keynote generated cash flow from operations for the third quarter of fiscal year 2004 of $3.8 million. Cash flow from operations was $4.1 million for the preceding quarter and $1.5 million for the third quarter of fiscal 2003. Cash used for purchases of property, plant and equipment totaled $745,000 for the third quarter of fiscal year 2004 compared to $531,000 for the preceding quarter and $62,000 for the third quarter of fiscal 2003. The Company generated free cash flow, defined as

PRESS RELEASE	Keynote Announces Q2 Fiscal Year 2004 Results	Page 2

cash flow from operations less cash used for purchases of property, plant and equipment, of $3.0 million for the third quarter of fiscal year 2004 compared to $3.5 million for the preceding quarter and $1.5 million for the third quarter of fiscal 2003. The Company believes that free cash flow is an important measure of its performance as it provides investors with an additional method for evaluating its operating performance and liquidity, and reflects the resources available for the Company to invest in acquisitions or to repurchase stock.

“We are pleased with our third quarter results as we enjoyed sustained profitability, continued positive cash flow from operations and continued growth in the performance management part of our business. I am also pleased that we were able to achieve modest growth in the measurement business,” said Umang Gupta, chairman and CEO of Keynote. “The measurement growth occurred for a number of reasons. Application Perspective Outside Edition, our newest and most cost-effective outside-in measurement service, gained excellent customer acceptance. Transaction Perspective, our flagship transaction service, showed good growth this quarter, as did our Streaming Perspective service.”

As of June 30, 2004, Keynote’s total worldwide customer base was over 2,100 companies and over 20,000 individual subscribers. During the third quarter, Keynote averaged a 99% monthly customer retention rate, which was the same as that achieved last quarter. New customers during the quarter included Autotrader.com; eHarmony; Expedia, Inc. a wholly owned subsidiary of IAC/InterActiveCorp (Nasdaq: IACI); First Midwest Bancorp, Inc. (Nasdaq: FMBI); Kaiser Permanente; MasterCard International; Nordstrom, Inc. (NYSE: JWN) and United Online (Nasdaq: UNTD).

Keynote currently provides its services to 70% of the comScore Media Metrix top 50 Web sites and over half of the Fortune 100 companies. As of June 30, 2004, Keynote measured 7,822 URLs through its Perspective services and 7,641 Internet-connected devices through Red Alert. On average during the third quarter of fiscal year 2004, Keynote captured over 40 million Internet performance measurements daily.

Other Highlights:

•	Keynote acquired Hudson Williams, a highly skilled and experienced performance management consultancy group based in New York City.

PRESS RELEASE	Keynote Announces Q2 Fiscal Year 2004 Results	Page 3

•	Keynote added two new outside members to the Keynote Board of Directors: Raymond L. Ocampo Jr., retired senior vice president, general counsel and secretary of Oracle and Jennifer Bolt, senior vice president and chief information officer of Franklin Resources, Inc.

•	Keynote announced that it significantly broadened its Application Perspective platform by doubling the number of worldwide geographical locations from which customers can measure transaction performance and introducing a version of Application Perspective that offers deep integration with HP OpenView.

•	Keynote held a very successful Total Performance Management Symposium in New York City.

•	Keynote launched WebIntegrity 3.0, a hosted service that enables enterprises to proactively monitor their Web sites to ensure compliance with privacy, security and corporate standards.

•	Keynote’s chairman and CEO Umang Gupta headlined a session at HP’s Software Forum in Montreal entitled, “Comprehensive Web Application Management with Keynote and HP’s Joint Solution.” During the session, Mr. Gupta demonstrated Keynote’s new Application Perspective for HP OpenView service.

•	In conjunction with its appearance at the Forrester Finance Forum in New York City, Keynote announced the new Keynote Performance Awards and the inaugural winners in online banking and trading for best transaction speed and reliability.

•	Keynote broadened it’s index coverage with the launch of The Keynote News Media Web Transaction Performance Index, its latest transaction index and the world’s first to measure the transaction speed and reliability of 19 leading news media Web sites and announced the results of its first annual online news video quality study, which serves as a benchmark that news sites can use to assess the quality of their Web streams from the end user perspective.

•	Keynote was awarded the prestigious ABBY award for “First Time Business Support” from the Arts Council Silicon Valley in recognition of the firm’s philanthropic work within the local community.

PRESS RELEASE	Keynote Announces Q2 Fiscal Year 2004 Results	Page 4

Expectations for the Fourth Quarter of Fiscal Year 2004

The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects that for the fourth fiscal quarter ending September 30, 2004:

•	total revenue will increase to between $11.0 million and $11.4 million;

•	total expenses will increase by approximately 8% to 10% compared to the third quarter of fiscal 2004;

•	interest income, net will be approximately $700,000, absent any additional transactions, and assuming no material changes in interest rates;

•	its effective income tax provision rate will be approximately 8%;

•	diluted weighted average shares outstanding will be approximately 21.2 million shares, assuming no additional acquisitions using shares of Keynote stock as the consideration and no other significant transactions involving Keynote’s equity securities;

•	diluted earnings per share will be between $0.04 to $0.06;

•	cash flow from operations will be between $2.0 million to $2.5 million; and

•	capital expenditures will be approximately $1.5 million, absent any acquisition costs or other extraordinary transactions.

Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PDT), today July 26, 2004. The web cast of the call will be available at the Investor section of our web site at www.keynote.com and www.streetevents.com. The replay will be available after the call by telephone by dialing (800) 642-1687, and the pass code is #8472262 or by Web cast at the Investor section of our web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenues, total expenses, and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s performance measurement services fluctuates and the extent to which revenue from other service lines, including performance management services, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, pricing pressure with respect to Keynote’s services, competition in Keynote’s markets, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote’s ability to keep pace with changes in the Internet infrastructure

PRESS RELEASE	Keynote Announces Q2 Fiscal Year 2004 Results	Page 5

as well as other technological changes, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2003, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

About Keynote

Founded in 1995, Keynote Systems (Nasdaq “KEYN”), The Internet Performance Authority®, is the worldwide leader in Web performance measurement and management services that improve the quality of e-business. Keynote’s services enable corporate enterprises to monitor, benchmark, test, diagnose and optimize their e-business systems both inside and outside the firewall. Over 2,100 corporate IT departments and 20,000 individual subscribers rely on the Company’s easy-to-use and cost-effective services to increase revenues and reduce downtime costs, without requiring additional complex and costly software implementations.

Keynote is viewed as The Internet Performance Authority due to the company’s global infrastructure currently consisting of over 1,600 measurement computers in more than 50 cities worldwide that capture and store on a daily basis over 40 million Internet performance measurements, frequent media citations quoting Keynote’s Web performance data and analysis and the company’s growing range of market-leading Web performance indices for vertical markets.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

Keynote, The Internet Performance Authority and Perspective are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2004 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Nine months ended
	Jun 30 2004	Mar 31 2004	Jun 30 2003	Jun 30 2004	Jun 30 2003
Revenue:
Subscription services	$9,512	$8,803	$8,691	$26,986	$26,099
Consulting and support services	1,202	1,016	741	3,270	2,649

Total revenue	10,714	9,819	9,432	30,256	28,748

Expenses:
Costs of subscription services	1,251	1,298	1,873	4,055	6,618
Costs of consulting and support services	1,069	891	1,047	2,763	2,917
Research and development	1,829	1,634	1,744	5,087	5,979
Sales and marketing	2,636	2,278	3,083	7,623	11,561
Operations	1,196	1,234	1,651	3,685	5,057
General and administrative	1,206	1,221	1,602	3,591	4,718
Excess occupancy costs	164	254	284	684	862
Amortization of identifiable intangible assets and stock-based compensation	420	372	413	1,154	1,240

Total expenses	9,771	9,182	11,697	28,642	38,952
Income (Loss) from operations	943	637	(2,265)	1,614	(10,204)

Interest income and other, net	681	662	1,002	2,006	4,827

Income (Loss) before provision for income taxes	1,624	1,299	(1,263)	3,620	(5,377)

Provision for income taxes	(130)	(130)	—	(290)	—

Net income (loss)	$1,494	$1,169	$(1,263)	$3,330	$(5,377)

Income (Loss) per share:
Basic	$0.08	$0.06	$(0.06)	0.17	(0.23)
Diluted	$0.07	$0.06	$(0.06)	0.16	(0.23)

Weighted average common shares outstanding used:
Basic	19,504	19,341	20,831	19,290	23,217
Diluted	20,982	20,833	20,831	20,756	23,217

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30, 2004	September 30,2003
Assets
Current assets:
Cash and cash equivalents	$18,704	$23,242
Short-term investments	150,716	136,972

Total cash, cash equivalents and short-term investments	169,420	160,214
Accounts receivable, net	4,673	4,349
Prepaid and other current assets	1,144	1,506

Total current assets	175,236	166,069

Property and equipment, net	32,951	33,928
Goodwill, net	4,595	195
Identifiable intangible assets, net	1,787	2,176

Total assets	$214,569	$202,368

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$660	$654
Accrued expenses	8,836	7,077
Deferred revenue	6,227	4,357

Total current liabilities	15,723	12,088

Total liabilities	15,723	12,088

Stockholders’ equity:
Common stock	19	19
Treasury stock	(29)	(29)
Additional paid-in capital	338,181	331,912
Accumulated deficit	(138,726)	(142,056)
Accumulated other comprehensive income	(599)	434

Total stockholders’ equity	198,846	190,280

Total liabilities and stockholders’ equity	$214,569	$202,368

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended			Nine months ended
	Jun 30 2004	Mar 31 2004	Jun 30 2003	Jun 30 2004	Jun 30 2003
Cash flows from operating activities:
Net income (loss)	$1,494	$1,169	$(1,263)	$3,330	$(5,377)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	765	925	1,472	2,778	4,824
Amortization of deferred stock-based compensation	—	—	3	—	30
Amortization of intangible assets	420	372	410	1,154	1,210
Amortization of debt investment premium	635	1,120	866	2,772	2,961
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable, net	203	12	(311)	(116)	360
Prepaids and other assets	258	92	1,693	466	1,619
Accounts payable and accrued expenses	84	387	(855)	431	(1,309)
Deferred revenue	(82)	(25)	(488)	1,332	(442)

Net cash provided by operating activities	3,777	4,052	1,527	12,147	3,876

Cash flows from investing activities:
Purchase of property, plant and equipment	(745)	(531)	(62)	(1,681)	(1,602)
Proceeds from (Purchase of) businesses and assets	(3,099)	22	—	(3,659)	75
Sales / (Purchases) of short-term investments, net	(8,184)	(5,672)	23,733	(17,549)	67,818

Net cash provided by (used in) investing activities	(12,028)	(6,181)	23,671	(22,889)	66,291

Cash flows from financing activities:
Repayment of Credit Facility	(65)	—	—	(65)	—
Proceeds from issuance of common stock	1,214	1,697	1,615	6,269	2,888
Repurchase of outstanding common stock	—	—	(40,632)	—	(79,170)

Net cash provided by (used in) financing activities	1,149	1,697	(39,017)	6,204	(76,282)

Net increase (decrease) in cash and cash equivalents	(7,102)	(432)	(13,819)	(4,538)	(6,115)
Cash and cash equivalents at beginning of the period	25,806	26,238	28,578	23,242	20,874

Cash and cash equivalents at end of the period (1)	$18,704	$25,806	$14,759	$18,704	$14,759

(1)	Excludes $150.7 million, $144.3 million and $144.7 million of short-term investments at June 30, 2004, March 31, 2004, and June 30, 2003, respectively.

Keynote Systems, Inc. and Subsidiaries

Revenue Metrics

(In thousands)

(Unaudited)

	Three months ended
	June 30 2004	March 31 2004	June 30 2003
Performance Measurement Services	7,040	6,867	7,247
Performance Management Solutions	3,674	2,952	2,185

Total Revenue	$10,714	$9,819	$9,432